As filed with the Securities and Exchange Commission on September 21, 2006.

REGISTRATION NO.

     U.S. SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D.C. 20549
     FORM SB-2/A
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN IRONS HOLDINGS CORP. (Name of Small Business Issuer in its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)

7389(Primary Standard Industrial Classification Code)

98-0489669 (I.R.S. Employer Identification No.)

PO Box 561, Harbour Gates, Providenciales, Turks & Caicos Islands
Tel: (649) 342-1526
(Address and Telephone Number of Registrant's Principal Place of Business)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47
Las Vegas, Nevada 89123
Tel: (800) 672-9110
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Jeffrey C. D'Angelo, Attorney at Law
1149 Delaware Avenue, Suite 1
Buffalo, NY 14209
Tel: (716) 832-6446

     Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

     If this form is a post effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

     If any of the securities being registered on this Form are to be offered on a delayed or continous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. __x__

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____









(P.2) CALCULATION OF REGISTRATION FEE

Title           Number of      Proposed    Proposed   Amount of
of Each         Shares to      Maximum     Maximum    Registration
Class of        be registered  Offering    Aggregate  Fee (1)
Securities                     Price Per   Offering
to be                          Share       Price (1)
Registered

Common Stock    2,000,000      $0.10       $200,000   $21.40

(1) Estimated solely for the purpose of calculating the registration fee in in accordance with Rule 457 under the Securities Act.

     The registrant hereby amends this prospectus on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this prospectus shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this prospectus shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

GREEN IRONS HOLDINGS CORP.
No Minimum/2,000,000 Common Shares
Offering Price: $0.10 Per Share

     Green Irons Holdings Corp. offers for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $0.10 per share. There is no minimum number of common shares that we have to sell. Our common shares are not listed, and we do not intend to list our common shares, on any national securities exchange or the NASDAQ stock market. We do, however, intend to seek sponsorship of our common shares on the over-the-counter bulletin board (OTCBB). There are no minimum purchase requirements. Proceeds from the sale of common shares will not be placed in an escrow account. Rather, proceeds will be held in our bank account. We may use all funds received from the offering immediately and there may not be any refunds. The offering will be open for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

     INVESTING IN OUR SECURITIES INVOLVES RISK (see "RISK FACTORS", Page 5). The securities offered herein should not be purchased by any investor who cannot afford to sustain the complete loss of their investment.

     Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     This is our initial public offering. No public market currently exists for our shares. The common shares will be offered and sold by one of our officers, Mr. Sandy McDougall, without any discounts or other commissions. Though we currently have no agreements, arrangements, or understandings with any broker/dealers to sell our shares, we retain the discretion to sell an indeterminate number of shares through broker dealers who are members of the National Association of Securities Dealers and who will be paid a maximum 10% commission on the sales they make.





(P.3)               Price to Public  Underwriting Discounts  Proceeds to
                                     and Commissions (1)     company (1) (2)

Per Share           $0.10            $0.01                   $0.09
Total Minimum       $0.00            $0.00                   $0.00
Total Maximum       $200,000         $20,000                 $180,000

(1) Represents the maximum underwriting discounts and commissions we will pay if broker dealers are used to sell shares. In the event that, prior or subsequent to the effective date of our registration statement, we enter into agreement (s) with any broker dealer (s) to sell our shares, then we would file amendment to our registration statement to include all disclosures required by Item 508 of Regulation S-B, such as identifying the broker dealer or broker dealers and revising our plan of distribution to specify involvement of such broker dealer (s). Any such agreement would be filed with the Securities and Exchange Commission as an exhibit to our prospectus. Prior to being involved in our offering, any broker dealer must seek and obtain clearance of the underwriting compensation arrangement from the NASD Corporate Finance Deptartment.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $25,000, including legal fees, accounting fees, and printing costs.

The date of this prospectus is September 21, 2006

TABLE OF CONTENTS

Summary------------------------------------------------------------------ 03
Risk Factors------------------------------------------------------------- 05
Use of Proceeds---------------------------------------------------------- 12
Determination of Offering Price------------------------------------------ 15
Dilution----------------------------------------------------------------- 15
Plan of Distribution----------------------------------------------------- 18
Legal Proceedings-------------------------------------------------------- 19
Directors, Executive Officers, Promoters and Control Persons------------- 20 Security Ownership of Certain Beneficial Owners and Management----------- 21 Description of Securities------------------------------------------------ 21
Interest of Named Experts and Counsel------------------------------------ 22
Disclosure of Commission Position of Indemnification--------------------- 23 Organization within last Five Years-------------------------------------- 23
Description of Business-------------------------------------------------- 23
Plan of Operations------------------------------------------------------- 26
Description of Property-------------------------------------------------- 29
Certain Relationships and Related Transactions--------------------------- 29 Market for Common Equity and Related Stockholder Matters----------------- 30 Executive Compensation--------------------------------------------------- 30
Financial Statements----------------------------------------------------- 32

PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 5.





(P.4) The Company

     The company was incorporated on March 29, 2006, in the State of Nevada. Our administrative office is situated at PO Box 561, Harbour Gates, Providenciales, Turks & Caicos Islands (telephone 649-342-1526). Our website domain is http://www.greenirons.com. This website has not yet been developed. However, we expect that development of this website will commence within three months of the date of this prospectus. The company's business operations will include: (1) providing golf lessons and excursions to individuals, companies, and tourists in Vancouver, British Columbia, and Providenciales, Turks & Caicos Islands. "Excursions" refers to a customer playing one or more holes of golf with an instructor, and (2) creating, developing, and selling, golf instructional videos to our customers and other interested parties.

     We are a Development Stage Company that, as of the date of this prospectus, has not generated any revenues from our intended operations
(see page 23, Description of Business). We intend to generate revenue by charging a fixed fee for golf lessons and excursions and a fixed fee for each golf instructional video (see page 25, Potential Revenue Streams).
Our auditors have raised substantial doubt about our ability to continue as a going concern since we do not currently have sufficient working capital necessary to be successful and to service our debt. Despite the fact that we have not yet commenced operations nor generated revenues, we are not a "blank check" company and do not intend to engage in a merger or acquisition with an unidentified company or companies, or other entity or person or to enter into a business combination.

The Offering

Securities Offered:          Maximum 2,000,000 shares of common stock,
                             par value $0.001

Offering Price:              $0.10 per share

Offering Period:             The shares are being offered for a period not
                             to exceed 90 days unless extended by our board of directors for an additional 90 days

Net Proceeds to our Company: $200,000

Use of Proceeds:             Payment of offering expenses, equipment, marketing,
                             website, and working capital. The proceeds raised from this offering will not be used to pay any compensation to our officers or directors.

Number of shares
outstanding before
the offering:                5,000,000

Number of shares
outstanding after
the offering:                7,000,000








(P.5) Summary of selected
Financial Data:              We are a Development Stage Company. From the date
                             of our inception on March 29, 2006, to April 30, 2006, our financial data is as follows:

                             Total Assets:                         $ 10,645
                             Total Liabilities:                    $ 12,185
                             Net Loss:                             $ (2,040)
                             Shareholder Equity (Deficit):         $ (1,540)
                             Net Tangible Book Value:              $ (1,540)


RISK FACTORS

     TO THE BEST OF OUR KNOWLEDGE, ALL MATERIAL RISK FACTORS ARE SET FORTH HEREAFTER. AN INVESTMENT IN THE SHARES OFFERED BY OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, BEFORE MAKING AN INVESTMENT IN GREEN IRONS HOLDINGS CORP.

RISKS RELATING TO OUR COMPANY

1. WE HAVE NO OPERATING HISTORY. WE EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. WE WILL GO OUT OF BUSINESS IF WE FAIL TO GENERATE SUFFICIENT REVENUE.

   We do no have any operating history. We were founded on March 29, 2006, and from the date of inception to April 30, 2006, we had a net loss of $2,040. We expect to incur additional losses for the foreseeable future and will go out of business if we fail to generate sufficient revenue. Additional losses will result from costs and expenses related to:

- Implementing our business model;
- Leasing/purchasing equipment;
- Developing and marketing our services;
- Developing and maintaining our website; and
- Securing and retaining customers.

2. OUR AUDITORS HAVE DETERMINED THAT WE DO NOT HAVE SUFFICIENT WORKING CAPITAL NECESSARY TO BE SUCCESSFUL AND TO SERVICE OUR DEBT. AS A RESULT, OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONERN.

   Following review of our financial statements, our auditors have determined that we do not have sufficient workig capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. Our audtior's issuance of a "going conern" opinion essentially means that they are concerned that we may not be able to continue in business and that our business may fail in the foreseeable future. According to our auditors, continuation of our company as a going concern is dependent upon obtaining additional working capital. However, obtaining additional working capital is made more difficult by the issuance of a going concern opinion since such opinion may lower stockholders and creditors confidence in our company and lending entities may refuse to grant us a loan or line of credit or, if such loan or line of credit is granted, it may be granted only at a higher than average rate of interest.
It is possible that the going conern opinion may itself be sufficient reason for not granting a loan regardless of the company's plans or prospects.




(P.6) 3. WE WILL NOT HAVE SUFFICIENT FUNDS TO BEGIN AND CONTINUE OPERATIONS FOR A PERIOD OF TIME IF WE DO NOT RAISE ANY FUNDS, RAISE ONLY NOMINAL FUNDS, BEING AN AMOUNT EQUAL TO OR LESS THAN $27,185, OR RAISE LESS THAN $50,000. IF THIS WERE TO HAPPEN, THEN YOU MAY SUFFER A LOSS EQUAL TO THE AMOUNT OF YOUR INVESTMENT.

   As there is no minimum number of shares that must be sold in this offering, it is possible that we will not raise any funds or that we will raise only nominal funds. To be clear, reference to the term "nominal funds" herein refers to an amount equal to or less than $27,185. Since we will pay our offering expenses first (ie. estimated $25,000) and thereafter may be required to pay the amount loaned to the company by Mr. Couvell (ie $12,185), of which $10,000 is included in the estimated $25,000 offering expenses referred to above, offering proceeds equal to or less than $27,185 will not enable us to commence operations. Consequently, investors will lose their entire investment in the event that we raise offering proceeds equal to or less than $27,185. If this were to happen, we would not have sufficient funds to begin operations and would need to seek additional funding in order to commence operations. In this situation, you would likely suffer a loss equal to the amount of your investment.

  Based on our current operating plan, if the maximum number of shares are sold then we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next 9 to 12 months. Following this period of time, we may need additional capital. Importantly, we expect that the minimum amount that we need to raise in order to begin and continue operations for a period of time is $50,000. If we raise $50,000, then we expect operations may commence and continue for a period of approximately 1 to 3 months. If we are not able to generate revenue during this 1 to 3 month period or if we are not able to raise additional funds, then our business will fail and you will likely suffer a loss equal to the amount of your investment. Note, however, that even if the maximum number of shares are sold, we may need to raise additional funds before expiration of the ten to twelve month period for the purpose of:

- Developing a customer base;
- Responding to competitive pressures;
- Developing enhanced services; or
- Funding expansion.

4. IF SUFFICIENT FUNDS ARE NOT AVAILABLE, THEN WE MAY NOT BE ABLE TO DEVELOP
A CUSTOMER BASE, FUND OUR OPERATIONS, AND/OR RESPOND TO COMPETITIVE PRESSURES.

   Our business may fail if we do not have sufficient funds to enable us to do one or more of the following: develop a customer base; fund our administrative and corporate expenses; or respond to competetive pressures such as a competitor business persuading potential customers to use their services.
Our inability to effectively respond to competitors would represent a loss of potential revenue.

   Currently, we do not have any commitments for additional financing. If additional financing were required, we cannot be certain that it would be available when and to the extent needed. As well, even if financing were available, we cannot be certain that it would be available on acceptable terms.

5. THE GOLF SERVICES INDUSTRY IS HIGHLY COMPETITIVE. IF WE CANNOT DEVELOP AND MARKET A DESIRABLE OFFERING OF GOLF SERVICES THAT THE PUBLIC IS WILLING TO PURCHASE, THEN WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL BE NEGATIVELY AFFECTED, AND WE MAY NOT BE ABLE TO GENERATE ANY REVENUES.

(P.7) The golf services industry is intensely competitive and fragmented.
It includes golf courses, companies, and individuals offering golf services and products. We will compete against many large well established golf courses, companies, and/or individuals with greater name recognition, a more comprehensive offering of products and services, and substantially more resources than ours, including financial and marketing. In addition to large, well established competitors, there are numerous smaller golf courses, companies, and/or individuals marketing golf services. Our competitors include all golf courses, companies, and/or individuals in British
Columbia, and specifically in the Greater Vancouver region as well as the sole golf course, companies, and/or individuals in Providenciales, Turks & Caicos Islands. There can be no assurance that we can compete successfully in these markets. If we cannot successfully compete in this highly competitive industry, then we may not be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering and, in this event, you would lose your entire investment.

6. WE DO NOT HAVE ANY CUSTOMERS.

   We are in the development stage of our business and do not have any customers. Our president, Andrew Couvell, worked as a golf professional with Shaughnessy Golf and Country Club from 2002 through 2005. As well, Mr. Couvell was enrolled in the Canadian Professional Golfers Association ELITE (Enhanced Learning and Innovative Training) program. Mr. McDougall is a member of the Providenciales Chamber of Commerce and is a director of the Turks & Caicos Islands Hotel and Tourism Association. Our marketing plan (see page 25) will rely partly upon Mr. Couvell's expertise as well as Mr. McDougall's business connections to attract customers. However, there is no assurance or guarantee that this aspect of our marketing plan will be successful. Currently, efforts to attract potential customers to the company have been limited to Mr. Couvell and Mr. McDougall discussing the company's plans with their personal contacts. As of the date of this prospectus, we have not implemented any other aspects of our marketing plan and do not intend to do so until after our offering is closed (See page 27). If the company does not attract any customers, then we will not generate any revenue. If we do not generate any revenue, then our business will fail and you will lose your investment.

7. THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE GOLF SERVICES INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT OR TRADEMARK PROTECTION FOR OUR PROPOSED GOLF SERVICES, THERE IS NO GUARANTEE THAT SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

   We believe that our golf services and instructional videos will be marketable, however, we currently have no patents or trademarks for our golf services or a brand name. As our business operations become established, we may seek such protection, however, we currently have no plans to do so. Since we have no patent or trademark rights, unauthorized persons may attempt to copy aspects of our business, including website design or funtionality, golf services information or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name (P.8) and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

8. WEATHER CONDITIONS DO NEGATIVELY AFFECT THE GOLF SERVICES INDUSTRY AND COULD REDUCE AVAILABILITY OF OUR SERVICES AND LIMIT OUR PROPOSED SALES AND REVENUE.

   Weather conditions such as rain, fog, frost, wind, and snow may affect the time available for the use of our services. Our competitors can be affected differently by weather conditions depending on the location of their operations. If our available days on the golf course are reduced, we may not be able to offer services to a sufficient number of customers that will allow us to be profitable. This would negatively affect our operating results.

9. WE CANNOT PREDICT WHEN OR IF WE WILL GENERATE REVENUES, WHICH COULD RESULT
IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSECCESSFUL IN OUR BUSINESS PLANS.

   We have not yet attracted any customers nor manufactured or sold any golf instructional videos. We have not yet generated any revenues from operations. In order for us to continue with our plans and commence business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed plans.

10. YOU WILL BE PROVIDING SUBSTANTIALLY ALL OF THE CASH FOR OUR OPERATIONS. AFTER PAYMENT OF OFFERING EXPENSES, CASH RAISED THROUGH OUR OFFERING MAY THEN BE USED TO REPAY THE SUM OF $12,185 LOANED TO THE COMPANY BY MR. COUVELL. IF WE CEASE OPERATIONS FOR ANY REASON, YOU MAY LOSE YOUR ENTIRE INVESTMENT WHILE MR. MCDOUGALL MAY LIMIT HIS LOSS TO $500.

    Mr. McDougall, our only shareholder, will receive a substantial benefit from your investment. Mr. McDougall, has invested a total of $500 in our company. As well, since inception, Mr. Couvell has incurred liabilities of $12,185 on behalf of the company. The company retains the discretion to repay the total of $12,185 contributed to the company by Mr. Couvell from the proceeds raised through its offering. Such repayment could be made immediately after payment of offering expenses incurred. The sum of $12,185 is a non-interest bearing demand loan by Mr. Couvell to the company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your entire investment while messrs. Couvell and McDougall, together, may lose approximately $12,185 if we do not raise any proceeds from our initial offering that are sufficient to pay all of our offering expenses. If we raise more than sufficient funds to pay our offering expenses (ie. estimated $25,000), then the balance remaining after payment of such offering expenses may be used to repay $12,185 to Mr. Couvell. In this scenario, if we subsequently cease operations for any reason, you may lose your entire investment while Mr. McDougall may lose approximately $500.

11. OUR SECRETARY, TREASURER, AND DIRECTOR, MR. MCDOUGALL, CURRENTLY
OWNS 100% OF OUR OUTSTANDING SHARES OF COMMON STOCK. FOLLOWING COMPLETION OF THIS OFFERING, CONTROL OF THE COMPANY WILL REMAIN WITH MR. MCDOUGALL.

(P.9) SUCH CONCENTRTED CONTROL OF THE COMPANY MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK. AS WELL, OUR OFFICERS AND DIRECTORS WILL BE ABLE TO ELECT ALL OF OUR DIRECTORS, CONTROL OUR OPERATIONS, AND INHIBIT YOUR ABILITY TO CAUSE A CHANGE IN THE COURSE OF THE COMPANY'S OPERATIONS.

    Mr. McDougall, our secretary, treasurer, and director, beneficially owns 100% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Even if we sell all 2,000,000 shares of common stock that are being offered for sale in this offering, Mr. McDougall will continue to own at least 5,000,000 shares and will control the company. Note, however, that Mr. McDougall is not party to any voting agreement with any other individual or entity. Consequently, following completion of this offering, regardless of the number of shares that we sell, Mr. McDougall will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the company's operations. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Notably, shareholders will not have sufficient votes to cause the removal of Messrs. Couvell or McDougall in their capacity as officers, or, in the case of Mr. McDougall, as director. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder aproval.

    Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected. The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. Where cumulative voting is not allowed for, shareholders are not permitted to multiply the number of shares owned by the number of directors to be elected. Thus, the number of votes accorded to each shareholder is not increased. Consequently, minority shareholders will not be in a position to elect a director. Rather, directors will be elected on the basis of votes cast by the majority shareholders. And, as explained above, the majority shareholder prior to, and following, the closing date of the offering detailed in this prospectus will be Mr. McDougall who will be the only individual in a position to elect directors. The minority shareholders will not have any control of the company and may not even be able to sell their shares if a market for such shares does not develop or is not maintained.

12. SERVICE OF PROCESS AGAINST EACH OF THE COMPANY'S DIRECTORS/OFFICERS MAY BE DIFFICULT. IF LEGAL PROCESS CANNOT BE EFFECTED, THEN THAT DIRECTOR/OFFICER CANNOT BE MADE A PARTY TO A LAWSUIT.

    We are incorporated in the State of Nevada and maintain our registered office in Las Vegas, Nevada. Our registered office is authorized to accept service of all legal process upon the company. Currently, our administrative office is located in Providenciales, Turks & Caicos Islands. This office is authorized to accept service of all legal process upon the company. Mr. Couvell, our president, chief executive officer, chief financial officer, and principal accounting officer is currently a resident of Canada, and Mr. McDougall, our director, secretary, and treasurer, is a resident of the Turks & Caicos Islands. Though it is possible, it may be difficult for a resident of a country other than Canada to serve Mr. Couvell with service of process or other documentation. Similarly, though possible, it may be difficult for a resident of a country other than Turks & Caicos Islands to serve McDougall with service of process or other documentation. If
(P.10) service of process cannot be made as against Mr. Couvell and/or Mr. McDougall, then they cannot be made a party to a lawsuit. Similarly, though possible, it may be difficult for a resident of a country other than Canada or the Turks & Caicos Islands to obtain an attachment order with regard to those assets owned by the company that are situated in Canada or the Turks
& Caicos Islands. Even if an attachment order, or any other type of court order is obtained, though it is possible, it may be difficult to enforce any such order either in Canada, or the Turks & Caicos Islands or, if possible, to enforce such order in the jurisdiction where the plaintiff resides.

13. WE HAVE NO EMPLOYEES AND ARE SIGNIFICANTLY DEPENDENT UPON OUR OFFICERS TO DEVELOP OUR BUSINESS. IF WE LOSE EITHER OF OUR OFFICERS OR IF OUR OFFICERS DO NOT ADEQUATELY DEVELOP OUR BUSINESS, THEN WE WILL GO OUT OF BUSINESS.

    At the outset, our success will depend entirely on the ability of Messrs. Couvell and McDougall. We do not carry a "key person" life insurance policy on either Messrs. Couvell or McDougall. The loss of either Messrs. Couvell or McDougall could devastate our business. However, to be clear, neither Mr. Couvell nor Mr. McDougall has any current plans to leave the company. Despite Mr. Couvell's experience and background in golf, his business experience is limited and neither he nor the company can guarantee that any revenue will be generated. Neither Messrs. Couvell or McDougall has expertise in the area of website development or information technology and thus will rely upon the expertise of outside consultants to assist us with these matters. We currently have no employees and do not have employment agreements with either Mr. Couvell or Mr. McDougall. We rely almost exclusively upon our officers to meet our needs. Both Mr. Couvell and Mr. McDougall are engaged in work outside the company. This work limits the amount of time that each of them may devote to company matters. Initially, it is anticipated that Mr. Couvell will devote approximately 10 hours per week to the company, with additional time being devoted to the company once business operations are commenced. Mr. Couvell's primary responsibility with the company will include marketing the company's services while Mr. McDougall will be primarily relied upon for marketing and his knowledge of business and administration matters.

14. BECAUSE THERE DOES NOT EXIST A LIQUID SECONDARY MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK.

    There is not currently a liquid secondary trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to sell your common stock. If you do want to sell your common stock, then you will be responsible for locating a buyer and finalizing terms of sale.

15. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKERS WHO DEAL IN SHARES THAT ARE PENNY STOCKS.

     The United States Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares of stock that are penny stocks. As a result, some brokers may be unwilling to trade shares that are penny stocks. This means that you may have difficulty reselling your common stock and this may cause the price of the common stock to decline.
Our common stock would be classified as penny stocks and are covered by Section 15(G) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing (P.11) additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from selling your shares and may cause the price of the shares to decline.

16. DUE TO THE LACK OF A MARKET FOR OUR SHARES, OUR SHARE PRICE WILL BE MORE VOLATILE. AS WELL, OUR STOCK IS HELD BY A SMALLER NUMBER OF INVESTORS THUS REDUCING THE LIQUIDITY OF OUR STOCK AND THE LIKLIHOOD THAT ANY ACTIVE TRADING MARKET WILL DEVELOP.

     There does not exist a market for our common stock and we cannot assure you that any market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. We do intend to apply for listing of our common stock on the over-the-counter bulletin board (OTCBB). However, we cannot, and do not, provide any assurances that our application for listing on the OTCBB will be approved or that our common stock will ever trade on the OTCBB. Other than applying for listing of our common stock on the OTCBB, we do not intend to seek listing on any securities exchange or listing service, nor do we intend to seek any broker dealer coverage on an off-exchange market. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the liklihood that any active trading market will develop. The market for our common stock, if any, is likely to be volatile and many factors may affect the market. These include, for example:

- Our success, or lack of success, in marketing our services;
- Developing our client base;
- Competition;
- Government regulations; and
- Fluctuating operating results.

17. INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES IF WE NEED TO SEEK ADDITIONAL FUNDING, WHICH IS LIKELY GIVEN OUR LIMITED CAPITALIZATION EVEN AFTER THIS OFFERING.

    If we need to raise additional capital for the purpose of implementing or continuing operations, then we would likely have to issue additional equity or convertible debt securities. If this were to happen, then investors in this offering may suffer substantial dilution of their ownership percentage. In addition, any new securities could have rights, preferences, and/or prvileges senior to those of our common stock. Common stock will be issued to investors in this offering.

18. SALES OF COMMON STOCK BY MR. MCDOUGALL MAY CAUSE THE MARKET PRICE FOR THE COMMON STOCK TO DECREASE.

    A total of 5,000,000 shares of common stock were issued to Mr.
McDougall in consideration for cash payment. Mr. McDougall is likely to sell a portion of his common stock if the market price increases above $0.10. If he does sell his common stock into the market, these sales may cause the market price of the common stock to decrease. However, all of the shares of common stock issued to Mr. McDougall are "restricted" securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements.

19. INVESTORS IN THIS OFFERING WILL SUFFER SUBSTANTIAL DILUTION AS A RESULT OF THE SHARE PRICE PAID BY EXISTING SHAREHOLDERS.

    Since investors in this offering will pay a fixed price of $0.10 per share and our existing shareholder, being Mr. McDougall, paid $0.0001 per (P.12) share, substantial dilution of investors' shares will result. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders. As of the date of this prospectus, we have 5,000,000 common shares issued and outstanding and a net tangible book value of $(1,540) or $0.00 per share. These 5,000,000 common shares are owned by Mr. McDougall.

     If the maximum of 2,000,000 common shares are sold in our offering, then we would have a per share book value of $0.02. Thus, investors who purchase shares in this offering will incur an immediate dilution in book value of $0.08 or approximately 80% and our existing shareholders would receive an increase in book value of approximately $0.02 per share without any additional investment on their part. The fewer shares we sell in our proposed offering, the greater the dilution in book value of shares owned by investors who purchase shares through our offering. Please see Dilution, page 15, for a detailed discussion of potential share sale outcomes.

FORWARD LOOKING STATEMENTS

    This prospectus contains forward looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects", "anticipates", "estimates", "intends" and other similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under captions, "Risk Factors", "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business".

    These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward looking statements wherever they appear in this prospectus.

USE OF PROCEEDS

    This offering is being made on best efforts, no minimum basis. Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Any variation would result in a reallocation of funds from one category to another. For example, it may be in our best interest to incur greater cost for product development or for marketing rather than leasing or purchasing equipment. We do not anticipate using funds raised from this offering for any purpose other than those that are stated in this prospectus. Pending such uses, we will invest the net proceeds in investment grade, short term, interest bearing securities.

                       If Maximum of 2,000,000      If 1,500,000 Shares
                       Shares Sold (1)              Sold (2)

Total Proceeds:              $200,000                     $150,000

Net Proceeds Available
from Offering:                200,000                      150,000

Use of Net Proceeds:

Offering Expenses (5)(6)       25,000                       25,000
Filing Fees
(P.13) Debt Payments (7)        2,185                        2,185
Equipment (8)                  15,000                       10,000
Marketing (9)                  75,000                       55,000
Website Development (10)       10,000                       10,000
Working Capital (10)           72,815                       47,815

Total Use of Net Proceeds:   $200,000                     $150,000


                        If 1,000,000 Shares         If 500,000 Shares
                        Sold (3)                    Sold (4)

Total Proceeds:              $100,000                     $ 50,000

Net Proceeds Available
from Offering:               $100,000                       50,000

Use of Net Proceeds:

Offering Expenses (5)(6)       25,000                       25,000
Filing Fees
Debt Payments (7)               2,185                        2,185
Equipment (8)                   5,000                        2,000
Marketing (9)                  30,000                        6,000
Website Development (10)        5,000                        2,000
Working Capital (11)           32,815                       12,815

Total Use of Net Proceeds:   $100,000                     $ 50,000


(1) Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 9 to 12 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under "Use of Net Proceeds", above, ie. Equipment, Marketing, Website Development and Working Capital. We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(2) Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 6 to 9 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under "Use of Net Proceeds", above, ie. Equipment, Marketing, Website Development and Working Capital. We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(3) Assuming that 1,000,000 shares are sold, we anticipate that resulting net proceeds may satisfy our funding requirements for approximately 3 to 6 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under "Use of Net Proceeds", above, ie. Equipment, Marketing, Website Development and working Capital. We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the (P.14) subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(4) Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 1 to 3 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under "Use of Net Proceeds", above, ie. Equipment, Marketing, Website Development and
Working Capital. We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(5) We plan to have Mr. McDougall, our secretary and treasurer, sell shares in our company. Mr. McDougall will not receive any commissions or discounts. We do not have any agreements, arrangements or understandings with any broker dealers to offer or sell our shares.

(6) Legal expenses of $20,000 are one component of our Offering Expenses. Currently, there has been a payment of $10,000 made toward legal expenses, with $10,000 remaining payable (See footnote 7, below). This payment was made by Mr. Couvell, our president (see footnote 7, below). The company will make use of offering proceeds to pay its legal expenses and other offering expenses.

(7) For the purpose of this section, "Use of Proceeds", we show debt payments of $2,185 which partially represents the amount of the demand loan by Mr. Couvell to the company. Our balance sheet, however, shows accounts payable of $12,185, representing the total amount of the demand loan by Mr. Couvell to the company. From this sum, Mr. Couvell paid, on behalf of the company, for company registration fees, incorporation expenses, Nevada State filing fees, purchase of the domain name and legal fees of $10,000. The $10,000 in legal fees is not listed in this section under "debt payments" because it has been included under "offering expenses".

(8) It is expected that funds allocated to equipment will be used for the following purposes: computers and hardware peripherals lease and/or purchase ($7,500); software licensing and/or purchase ($2,500); office furniture ($4,000); and cell phones ($1,000). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of equipment will decrease.

(9) It is expected that funds allocated to marketing will be used for the following purposes: development and distribution of marketing literature ($10,000); promotion of our website including arranging for website listings ($7,500); industry analyst relations - we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($5,000); advertising, which will include direct mail and email promotion ($45,000); and attendance and participation at industry events ($7,500). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of marketing will decrease.

(10) We expect that website development costs will be comprised of a one time development/construction fee of approximately $8,800 and, thereafter, monthly maintenance costs of approximately $100. Should we raise less than $100,000, then it is expected that funds allocated to website development (P.15) will decrease.

(11) We expect that the working capital portion of the proceeds will be used to pay expenses such as, in order of priority, accounting ($10,000), legal ($10,000), transfer agent ($2,000), and general and administrative which includes costs to carry on management services and other expenses related to operating the business ($40,815). Note that the offering expenses of $25,000 includes certain expenses for accounting, legal, and transfer agent. However, the expenses for accounting ($10,000), legal ($10,000), transfer agent ($2,000), disclosed in the footnote are not included in the offering expenses. Rather, they are additional anticipated expenses allocated to working capital. Should we raise less than the maximum amount, then it is expected that funds allocated to each sub category of working capital will decrease. The principal reasons for this offering are (a) to raise sufficient funds that will enable us to commence business operations; and (b) to pay for our start up expenses. None of the working capital or any other proceeds raised from this offering will be used to pay a salary to Mr. Couvell or Mr. McDougall.

(12) In the event that less than 500,000 shares are sold in our offering, equal to 25% of the maximum shares being offered for sale, then we will first pay our offering expenses. Second, debt repayment to Mr. Couvell may be made if Mr. Couvell demands repayment. If Mr. Couvell does not demand repayment then no such payment will be made. If management determines that we have raised sufficient funds to commence business, then the remaining funds will be allocated as previously indicated.

DETERMINATION OF OFFERING PRICE

    As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria, or the future value of our shares.

DILUTION

    Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

    As of the date of this offering, we had 5,000,000 common shares issued and outstanding and a net tangible book value of $(1,540) or $0.00 per share. These 5,000,000 shares are owned by Mr. McDougall, our secretary, treasurer and director. The price paid for each of these 5,000,000 shares was $0.0001 cents per share. For comparison sake, the price per share to be paid by investors pursuant to this offering will be $0.10 cents per share.

    The proceeds from the sale of shares will vary depending on the total number of shares sold.

    Upon completion of this offering, if all 2,000,000 shares (or 100%) offered hereunder are sold, there would be a total of 7,000,000 common shares issued and outstanding. If the maximum 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will (P.16) be $175,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $173,460. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.08 or approximately 80% and our existing shareholder would receive an increase in book value of approximately $0.02 per share without any additional investment on his part.

    Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 6,500,000 common shares issued and outstanding. If 1,500,000 shares are sold, the net proceeds after deducting offering expenses of $25,000 will be $125,000. The net offering proceeds together with the net tangible book value would amount to net tangible book value of $123,460. Our net book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution of their shares of $0.08 or approximately 80% and our existing shareholder would receive an increase in book value of approximately
$0.02 per share without any additional investment on his part.

    Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 6,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $75,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $73,460. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.01. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.09 or approximately 90% and our existing shareholder would receive an increase in book value of approximately $0.01 per share without any additional investment on his part.

    Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 5,500,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $25,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $23,460. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.002. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.098 or approximately 98% and our existing shareholder would receive an increase in book value of approximately $0.002 per share without any additional investment on his part.

    The following information compares the differences of your investment in our shares with the investment of our existing shareholder:


EXISTING SHAREHOLDER

Price Per Share                                    $  0.0001

Net tangible book value before offering            $  (1,540) ($0.00/share)

Net tangible book value after offering
assuming all shares (ie. 2,000,000) sold           $ 173,460  ($0.02/share)

Increase to current shareholders in net
tangible book value per share after offering       $    0.02

(P.17) Capital Contributions                       $     500

Total number of shares after offering held
by all Investors                                   7,000,000

Number of shares outstanding before the offering   5,000,000

Number of shares outstanding after the offering
held by existing shareholders                      5,000,000

Percentage of ownership after the offering            71.43%


PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share                                    $    0.10

Dilution per share                                 $    0.08

Capital Contributions                              $ 200,000

Total number of shares after offering held by
all investors                                      7,000,000

Number of shares after offering held by public
investors                                          2,000,000

Percentage of Ownership after the offering            28.57%


PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share                                    $    0.10

Dilution per share                                 $    0.08

Capital Contributions                              $ 150,000

Total number of shares after offering held by
all investors                                      6,500,000

Number of shares after offering held by public
investors                                          1,500,000

Percentage of ownership after the offering            23.08%


PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share                                    $    0.10

Dilution per share                                 $    0.09

Capital contributions                              $ 100,000

Total number of shares after offering held by
all investors                                      6,000,000

Number of shares after offering held by public
investors                                          1,000,000

(P.18) Percentage of ownership after the offering     16.67%


PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share                                    $    0.10

Dilution per share                                 $   0.098

Capital contributions                              $  50,000

Total number of shares after offering held by
all investors                                      5,500,000

Number of shares after offering held by public
investors                                            500,000

Percentage of ownership after the offering             9.09%


PLAN OF DISTRIBUTION

     The company plans to offer for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $0.10 per share. There is no mimimum number of common shares that we have to sell.
There are no mimimum purchase requirements. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

     Currently, we plan to sell the shares in this offering through Sandy McDougall, our director, secretary and treasurer. McDougall will not receive any commission from the sale of any shares. McDougall will not register as a broker dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker dealer.

These conditions are as follows:

- The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

- The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

- The person is not, at the time of their participation, an associated person of a broker dealer; and

- The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities;
and (b) is not a broker dealer, or an associated person of a broker dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a)(4)
(iii) of the Act.

(P.19) Mr. McDougall is not subject to disqualification, is not being compensated in connection with his participation in the offering by the payment of commissions or any other remuneration based either directly or indirectly on transactions in securities, and he has not been and is not currently a broker dealer nor associated with a broker dealer. Mr. McDougall has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(1) or (a)(4)(iii) of the Act.

     Neither Mr. Couvell nor Mr. McDougall will purchase shares in this offering. There will not be any affiliates or associates of Mr. Couvell and/or Mr. McDougal purchasing shares in this offering.

     We estimate the offering expenses to be $25,000. In the event that we raise only nominal funds through this offering, then Mr. Couvell has agreed to be responsible for payment of actual expenses incurred. This is a verbal agreement between Mr. Couvell and the company and there are not any documents setting forth this agreement. Despite this agreement not being in writing, it remains a binding contractual agreement between Mr. Couvell and the company and, to be clear, remains applicable even if only nominal proceeds or no proceeds are raised. Without this agreement, and assuming only nominal funds are raised through this offering, the company will not be able to satisfy its cash requirements. As of the date of this prospectus, our cash balance is $494.

     We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

     In the past, we have received unsolicited indications of interest in Green Irons Holdings Corp. from individuals familiar with us. Mr. McDougall will arrange for delivery of a prospectus to these individuals and to others whom he believes may be interested in purchasing all or a part of this offering.

LEGAL PROCEEDINGS

     To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation and none of our officers or directors have been found by any court of competent jurisdiction to have violated any federal or state securities or commodoties law. There are no judgments, orders, or decrees against us or our officers or directors that limit in any manner our involvement or that of our officers or directors in any type of business, securities or banking activities. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office. None of our officers or directors has been involved in any capacity in any bankruptcy petition.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is (P.20) duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

Name             Age        Term Served as        Position with the Company
                            Director/Officer

Andrew Couvell   36         March 2006            President, Chief Executive
                                                  Officer, Chief Financial
                                                  Officer, Principal
                                                  Accounting Officer

Sandy McDougall  60         May 2006              Secretary, Treasurer and
                                                  Director

     The above individuals will serve as officers and directors. A brief description of their background and business experience follows:

     Andrew Couvell. Since 2006, Mr. Couvell has operated as a sole proprietor offering business consulting services to aspiring golfers. From 2002 through 2005, Mr. Couvell was employed as a golf professional at Shaughnessy Golf and Country Club(Shaughnessy), located in Vancouver, British Columbia, Canada. Shaughnessy was established as a private institution in 1911. Shaughnessy has hosted many Canadian and Pacific Northwest golf championships and, most recently, hosted the 2005 Bell Canadian Open. In 2003 and 2004, Mr. Couvell has enrolled in the Canadian Professional Golfers Association (CPGA) ELITE (Enhanced Learning and Innovative Training) program. The ELITE program is the CPGA's apprenticeship program that involves an intensive eight stage process that provides aspiring Canadian PGA professionals the opportunity to acquire the knowledge and skills necessary for success in the golf industry through formal education studies, teaching certification, professional development and golf specific workshop studies. From 1998 through 2001, Mr. Couvell was the manager of operations and customer service at The Sports Exchange, a private sports equipment retailer located in Vancouver, British Columbia, Canada. Mr. Couvell attended Queens University, in Kingston, Ontario, from 1989-1992, where he was enrolled in the Bachelor of Arts program. Mr. Couvell devotes approximately 10 hours per week to Green Irons Holdings Corp. and will devote additional time as required. Mr. Couvell is not an officer or director of any other reporting company.

     Sandy McDougall. Since February 2006, Mr. McDougall has managed his family's investment portfolio. From 2001 through January 2006, Mr. McDougall was employed as General Manager for the Providenciales Airport Company in Providenciales, Turks & Caicos Islands. From 1997 to 2001, Mr. McDougall was employed as vice-president of business development and marketing with YHM Airport Services in Hamilton, Ontario, Canada. From 1995 to 1997, McDougall was the director of sales and marketing with the Westin Bayshore Hotel in Vancouver. From 1991 to 1994, Mr. McDougall was an executive director with Bahamas Air in Nassau, Bahamas. From 1987 to 1991, Mr. McDougall was the vice-president of Commercial Services with Air BC, a former division of Air Canada. Mr. McDougall graduated from the faculty of commerce at Concordia University in Montreal, Quebec, Canada, in 1967. Mr. McDougall obtained his Bachelor of Science, Honours, Economics and Mathematics, in 1973 from Simon Fraser University in Burnaby, British Columbia, Canada. Currently, Mr. McDougall is a member of the Providenciales Chamber of Commerce and is a director of the Turks & Caicos Islands Hotel and Tourism Association. Mr. McDougall devotes approximately 5 hours per week to Green Irons Holdings Corp. and will devote additional time as required. Mr. McDougall is not an officer or director of any other reporting company.

     The company does not currently have any standing audit, nominating, or compensation committees of the Board, or committees performing similar (P.21) functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The term "beneficial owner" refers to both the power of investment, ie. the right to buy and sell, and rights of ownership, ie. the right to receive distributions from the company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

Name and Address        Beneficial Ownership       % of Shares Before Offering

Sandy McDougall (1)          5,000,000                       50%
P.O. Box 561
Harbour Gates
Providenciales
Turks & Caicos Islands

TOTAL:                       5,000,000                      100%

(1) Security ownership of the beneficial owner was determined on August 9, 2006.

DESCRIPTION OF SECURITIES

     Penny Stock. Our Securities will be considered to be a penny stock as defined by Rule 15g of the Exchange Act. Generally, a penny stock is a security that is priced under $5.00, is not traded on a national stock exchange or quoted on NASDAQ, may be listed on the pink sheets or the NASD OTC Bulletin Board, and is issued by a company that has less than $5 Million in net tangible assets and has been in business less than 3 years, or has under $2 Million in net tangible assets and has been in business for at least 3 years, or has revenues of $6 Million for 3 years.

     Rule 15g provides that it is unlawful for a broker or dealer to effect a transaction in any penny stock on behalf of a customer unless, prior to effecting the transaction, the broker or dealer has delivered to the customer a document containing the information set forth in Schedule 15G, Rule 15g-100, and the customer provides written acknowledgement of receipt of such document. This document discloses important information concerning penny stocks related to, among other matters, buying penny stocks, brokers' duties, and customer rights.

     Description of Common Stock. We are currently authorized to issue 100,000,000 shares at $0.001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights: this means that the holders (P.22) of more than 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under Section 15(d) of the Securities Act. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

     Transfer Agent. Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, telephone (702) 361-3033, will act as the transfer agent and registrar for our outstanding securities upon completion of this offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Green Irons Holdings Corp., except as stated below:

Legal Matters. Certain legal matters will be passed upon for us by Jeffrey C. D'Angelo, Attorney at Law, 1149 Delaware Avenue, Suite 1, Buffalo, NY 14209. Mr. D'Angelo was appointed assistant secretary of Green Irons Holdings Corp. on March 29, 2006, and resigned his position as assistant secretary on May 23, 2006.

     Accounting Matters. The financial statements included in this prospectus have been audited by HJ & Associates, LLC, located in Salt Lake City, Utah, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     In accordance with our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indeminification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that (P.23) in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN THE LAST FIVE YEARS

     We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once funds from this offering are made available.

DESCRIPTION OF BUSINESS

COMPANY HISTORY

     Green Irons Holdings Corp. was formed as a State of Nevada corporation on March 29, 2006. Our administrative office is located at PO Box 561, Harbour Gates, Providenciales, Turks & Caicos Islands, telephone (649) 342-1526. Our website, which is not currently active, is located at http://www.greenirons. com. We expect to commence development of our website within three months of the date of this prospectus.

General Information

     The company is in the development stage and has not yet commenced operations nor generated any revenue. However, the company intends to execute the business plan as set forth in this section, "Description of Business", and more specifically on page 26, "Plan of Operations". It is not the company's intention to engage in a merger or acquisition with an unidentified company or companies, or other entity or person or to enter into a business combination. Thus, despite being a company that is issuing penny stock, we do not fall within the definition of a "blank check company" as that term is defined in Section (a)(2) of Rule 419, Securities Act of 1933. Briefly, a "blank check company" is defined as (i) a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing penny stock as defined in Rule 3a51-1 under the Securities Act of 1934.

Our Strategy and intended Services

     We intend that our business will include providing golf lessons and excursions to individuals, companies, and tourists in Vancouver, British Columbia, and Providenciales, Turks & Caicos Islands. "Excursions" refers to a customer playing one or more holes of golf with an instructor. One of our officers resides in Vancouver, British Columbia and the other director/officer resides in Providenciales, Turks & Caicos Islands. Weather permitting, golfing is available year round in both locations. Vancouver, British Columbia, is a desirable tourist and convention location while Providenciales, Turks & Caicos Islands is also a desirable tourist destination. We believe that both the local residents and the tourist market (P.24) offer opportunities for us to sell our services.

     The precise focus of golf lessons will be determined by the customer. For example, the customer may prefer to learn how to be a better driver or putter. Individual golf lessons will be offered for 30 minutes, 60 minutes, and 90 minutes with the cost being $50 per 30 minutes plus any green fees or club fees that may apply. Group lessons, up to a maximum of 5 individuals, will also be offered at a cost of $40 per individual for 30 minutes plus any green fees or club fees that may apply. In Vancouver, British Columbia, lessons would take place at certain golf courses to be determined by us. There is currently only one golf course in Providenciales, Turks & Caicos Islands.

     In addition to individual and/or group lessons, customers would be offered the opportunity to play up to 18 holes with the golf instructor. During this time, the instructor would teach golfing skills. The cost would be $500 plus green fees for each round of 18 holes played.

     To further promote our business, customers in Vancouver, British Columbia, would be given promotional literature on our services offered in Providenciales, Turks & Caicos Islands, and customers in Providenciales, Turks & Caicos Islands, would be given promotional literature on our services offered in Vancouver, British Columbia.

     In addition, we intend that our business will include creating, developing and selling, golf instructional videos to our customers and other interested parties. These videos would be developed as a series with each specific video focusing on issues such as swing technique, driving, putting, reading greens, and other issues related to the game of golf. Mr. Couvell, given his knowledge and ability as a golfer would be the instructor performing on each video. The videos would be promoted on our website and in our promotional literature and advertising. As of the date of this prospectus, we have not determined the exact cost of each video. However, we expect that a video would retail for approximately $20 although the exact retail sale price will not be determined until development and manufacturing, and marketing costs are determined.

     As of the date of this prospectus, we do not have any customers nor have we commenced development of any golf instructional videos.

Target Market

     Our target market will include local golfers in Vancouver, British Columbia, and Providenciales, Turks & Caicos Islands. As well, we will target tourists in these two cities, private and public companies, accounting firms, legal firms, banks, and brokerage firms.

     We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. If new government regulations, laws, or licensing requirements are passed, in any jurisdiction that would cause us to restrict or eliminate delivery of any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing golf services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future in countries with a democratic political system, that would reasonably be expected to have a material impact on our sales, revenues, or income from our business operations.

(P.25) Marketing

     The company's business will be primarily dependent on local golfers and tourists. As a result, the company intends to establish strategic relationships with local golf courses whereby its services may be advertised, and with certain organizations that cater to the tourism industry such as tourist associations, hotels, cruise ships, and executive corporate planners. The company expects to publish marketing literature that will be freely distributed to, and by, these organizations. A negotiated commission will be paid to these providers for any business generated. We expect to place advertisements in industry trade publications for the purpose of furthering awareness of our Company and services offered. All of our printed promotional material will make mention of our website. Our website will describe our company and promote our services and any instructional videos. We intend to obtain preferential internet listings by utilizing search engines that accept payment for a preferred listing. We will consider providing links on our website to other golf/travel/tourism related websites. In exchange, the other golf/travel/ tourism related websites would link to our website. We may pay for advertisements of our services on other golf/travel/tourism related websites that have a strong record of substantial traffic. We will also consider accepting advertisements from other golf/travel/tourism related companies. Additional marketing activities will include direct mail and email, participation at industry events, and establishing and maintaining industry analyst relations.

Potential Revenue Streams

We intend to establish two revenue streams in the operation of our proposed business:


1. Providing golf lessons and excursions to individuals, companies, and tourists in Vancouver, British Columbia, and Providenciales, Turks & Caicos Islands. "Excursions" refers to a customer playing one or more holes of golf with an instructor. The cost of lessons and excursions is $50 per 30 minutes, plus any green fees or club fees that may apply, for individuals and $40 per individual for 30 minutes for group lessons up to a maximum of 5 individuals. Customers may play one 18-hole round of golf with the instructor for $500 plus green fees.

2. Creating, developing, and selling, golf instructional videos to our customers and other interested parties. Videos would be sold for a fixed fee of approximately $20.

Technology and Systems

     We have not yet retained the services of a website development and maintenance organization but expect to do so shortly. Such an organization will be responsible for developing and maintaining our website and implementing appropriate software and technologies. Where possible, we will purchase or lease commercially available licensed technologies since this would be more cost effective than developing our own technologies. It is intended that our systems will have capacity expansion capabilities to support future growth.

Commencing Operations

     As of the date of filing this prospectus, we have not entered into any agreements with any third parties who may be involved in the operation of our business. We are not likely to pursue any business relationships with third (P.26) parties until after the expiration of this offering. To be clear, such business relationships would not include a business combination and it is not our intention to seek a business combination.

Competition

     We expect to face significant competition in the golf instruction industry. This would include traditional instruction from golf professionals, golf academies and companies that sell instructional videos designed to assist golfers with their technique. Many of these competitors have greater financial, marketing and other resources, longer operating histories, stronger name recognition, and more experience in the golf instruction industry. We may not be able to compete successfully against such competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target customers. This competition could negatively affect our ability to secure and maintain customers. An inability to secure and/or maintain customers would negatively affect our ability to generate revenue. To compete successfully, we intend to rely upon Mr. Couvell's contacts within the golfing industry and his credentials as a golfer to generate business and both Mr. Couvell and Mr. McDougall for their business acumen to effectively manage company operations.

Employees

Mr. Couvell is currently working approximately 10 hours per week and Mr. McDougall is currently working approximately 5 hours per week on behalf of the company. As required, Mr. Couvell and Mr. McDougall will devote additional time. Currently, we do not have any employees and Messrs. Couvell and McDougall do not have employment agreements with us. We expect that additional personnel will be hired as demand for our services increases. We anticipate needing to hire up to three individuals within the next twelve months including one golf instructor, one secretary/receptionist, and one accountant/bookkeeper.

PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to: (1) Seek and obtain approval of our registration statement from the United States Securities and Exchange Commission; (2) If and when approval is obtained, then raise funds through our offering within a period of no more than 180 days from the effective date of our registration statement (see Plan of Distribution, Page 18); and then (3) Commence business operations. A principal use of the offering proceeds will be to provide working capital required upon commencement of operations until such time as sufficient revenues are generated to cover operating expenses. These funds will also be applied towards payment of start up expenses. Upon completion of this offering and within the twelve (12) month period thereafter, we expect that proceeds raised from this offering will be our only source of funding.

     We expect that funds raised from this offering will pay for anticipated expenses within the time period stated above. Assuming that we raise the maximum proceeds from this offering, we anticipate incurring the following expenses: Offering expenses ($25,000); debt repayment ($12,185); equipment lease and/or purchase ($15,000); marketing ($75,000) which is expected to include development and distribution of marketing literature, direct mail and email, participation at industry events, advertising, promotion of our website including arranging for website listings, and industry analyst relations - we (P.27) expect that any costs incurred that are directly attributed to establishing and maintaining relations with industry analysts would be related to travel and communication; website development and maintenance;
and working capital which is expected to include accounting fees, legal fees, transfer agent, and general and administrative.

     It is anticipated that our operations will commence in February, 2007. This is based on our belief that the following two events will happen before February 2007: (1) Our registration statement will be approved by the United States Securities and Exchange Commission; and subsequently (2) we will complete our offering and raise funds sufficient to commence operations. Note, however, that the commencement date of operations is dependent upon both of these events occurring since proceeds raised from this offering will be our only source of funding at the outset of operations. Thus, we cannot guarantee the actual commencement date of operations. Assuming that our plans are successfully implemented then we would expect that revenues may be generated within 90 days after the date that we commence operations.

     As we have not yet commenced active business operations, we have not achieved any of our business objectives nor have we generated any revenue and there is no guarantee that we will be successful in generating revenue. Our business objectives include the following:

     Within 90 days of the date of this prospectus, we expect to commence development of our website. We expect that the set up cost will be approximately $8,800 with approximate monthly maintenance costs of $100.
The cost would be financed from the net proceeds raised in our offering.
The costs would be paid to the website production company that undertakes the work on our behalf. Mr. McDougall will work with the website production company for the purpose of creating a website that properly reflects our business. For the purpose of minimizing future costs, we will arrange for software to be installed on one or more of our personal computers that allows us to access our website for the purpose of making changes to the website without the assistance of the website production company. The cost of this software will be included in the set up fee.

     Within 90 days of completion of this offering, we expect to finalize our marketing plans. In order of priority, (with approximate allocated funding amounts in brackets), our marketing efforts will be directed toward the following activities: development and distribution of marketing literature ($10,000); promotion of our website including arranging for website listings ($7,500); industry analyst relations - we expect that any costs incurred that are directly attributed to establishing and maintaining operations with industry analysts would be related to travel and communication ($5,000); advertising, which will include direct mail and email promotion ($45,000);
and attendance and participation at industry events ($7,500). The costs of implementing our marketing plans would be financed from net proceeds raised in our offering. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for marketing activity would be reduced. Less funds available for marketing activity could negatively affect our ability to attract clientele and, consequently, our ability to generate revenue would be negatively affected.

     Within 90 days of completion of this offering, we expect to generate business revenue. As of the date of this prospectus, Mr. Couvell and Mr. McDougall have been talking with friends and associates with regard to the company and its proposed business plan. It is expected that, once the company completes its initial offering and thereafter commences operations, the company's marketing efforts will expand beyond word of mouth promotion.

(P.28) Within twelve months of completion of this offering, we expect to be hiring and training employees. Specifically, we anticipate hiring one secretary/receptionist at a monthly cost of approximately $750, one accountant/bookkeeper at a monthly cost of approximately $500, and one golf instructor. The golf instructor would be paid an agreed upon commission from revenue generated from each customer who pays for lessons and/or excursions. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for hiring and training employees would have to be reduced. With fewer or no employees, our officers/ directors would be responsible for all aspects of our operations. This would likely limit our revenue potential since more time would be devoted to corporate and administrative matters rather than attracting customers. The result being that our operations would be scaled down since our officers/directors would be responsible for more aspects of our operations.

     Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. If we are not successful at creating demand for our services or products, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by generating revenue through golf lessons and excursions to individuals, companies, and tourists in Vancouver and Providenciales. "Excursions" refers to a customer playing one or more holes of golf with an instructor. Customers would pay for lessons and excursions at an hourly rate, and by selling golf instructional videos to our customers and other interested parties.

     The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering (see page
12, Use of Proceeds). Note that we cannot, and do not, guarantee that our cash requirements will be satisfied during the stated time periods. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds to continue operation of our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail. Our current cash requirements are being met by non-interest bearing demand loans from Mr. Couvell. In accordance with a binding verbal agreement between Mr. Couvell and the company, Mr. Couvell is legally obligated, by verbal agreement, to pay for expenses incurred by the company, including expenses incurred toward website development, at least until the company's offering is completed and proceeds are raised. However, note that this verbal agreement remains applicable even if only nominal proceeds or no proceeds are raised. Pursuant to the verbal agreement between Mr. Couvell and the company, if only nominal funds or no funds are raised in our offering then Mr. Couvell has agreed not to seek repayment of expenses he has paid on behalf of the company and the company will not be liable to Mr. Couvell or any other party for payment of expenses undertaken by Mr. Couvell on behalf of the company. In the absence of this verbal agreement, and assuming that nominal or no funds are raised in our offering, and that funds cannot be raised from any other source, then we will not be able to satisfy our cash requirements and will immediately go out of business.

     Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds of $200,000 may satisfy our funding requirements for approximately 9 to 12 months. These proceeds would allow us to cover the cost of our equipment ($15,000), marketing ($75,000), website development ($10,000), working capital ($72,815), offering expenses ($25,000), and debt repayment ($2,185). Assuming that 1,500,000 shares are sold, we (P.29) anticipate that the resulting net proceeds of $150,000 may satisfy our funding requirements for approximately 6 to 9 months. Except for offering expenses ($25,000), debt repayment ($2,185), and website development ($10,000), these proceeds would cause us to reduce our expenditures as follows: equipment ($10,000), marketing ($55,000), and working capital ($47,815). Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds of $100,000 may satisfy our funding requirements for approximately 3 to 6 months. Except for offering expenses ($25,000), and debt repayment ($2,185), these proceeds would cause us to reduce our expenditures as follows: equipment ($5,000), marketing ($30,000), website development ($5,000), and working capital ($32,815). Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds of $50,000 may satisfy our funding requirements for approximately 1 to 3 months. Except for offering expenses ($25,000) and debt repayment ($2,185), these proceeds would cause us to reduce our expenditures as follows: equipment ($2,000), marketing ($6,000), website development($2,000) and working capital($12,815)

DESCRIPTION OF PROPERTY

     Our principal administrative office is located at PO Box 561, Harbour Gates, Providenciales, Turks & Caicos Islands, telephone (649) 342-1526. This is the home office of our director, Mr. McDougall, who has verbally agreed to the our use of the office without charge until such time as we obtain other office space. No debt has accrued on account of rent payments owing. Our office space is sufficient for our current needs. However, we may require additional space in the event that our business operations are successful and we hire employees. Should we require such additional space, we are likely to incur rental payments. We can only estimate at this time that such payments would be approximately $1,000 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

Name            Number of Shares    Consideration   Relationship to  Date of
                                    Given           Company          Issuance

Sandy McDougall    5,000,000         $500           Director         05/23/06
(1)(2)                                              Secretary        08/09/06
                                                    Treasurer

(1) 2,500,000 shares were issued to Sandy McDougall on May 23, 2006, and an additional 2,500,000 shares were issued to Sandy McDougall on August 9, 2006.

(2) Sandy McDougall is a promoter of the company.

     The sum of $12,185 set forth on our balance sheet (see page 34) refers to a non-interest bearing demand loan given by Mr. Couvell to the company. As of the date hereof, there has not been any repayment of this loan. There are no documents setting forth the terms of the loan and the loan is not due on any specific date. In addition to their respective roles as directors and officers of the company, the nature of services to be provided to the company by Mr. Couvell and Mr. McDougall are set forth on pages 7 and 19.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Currently, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be (P.30) sustained. Consequently, a purchaser of shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this prospectus, we propose to publicly offer up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum, basis. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase, or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have one shareholder. This shareholder is Mr. McDougall. All of the shares issued to Mr. McDougall, being a total of 5,000,000 common shares, are "restricted" securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: (a) one per cent of the number of shares of the company's common stock then outstanding which, in our case, will equal 50,000 shares as of the date of this prospectus, being August 15,2006 (however, 2,500,000 shares were issued to Mr. McDougall on May 23, 2006, thus any sales of these shares could not take place until after May 23, 2007, and the remaining 2,500,000 shares were issued to Mr. McDougall on August 9, 2006, thus any sales of these shares could not take place until after August 9, 2007); or (b) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation. None of the proceeds raised from this offering will be used to pay a salary to our officers or directors.

     That said, we expect that our officers and directors will receive compensation, the amount to be determined at the discretion of the board of directors. Though we have not yet determined a specific formula upon which compensation will be calculated, we expect compensation levels to be based upon: (1) responsibilities undertaken by each officer and director, (2) financial performance of the company, (3) anticipated future financial performance of the company, and (4) any other considerations determined to be relevant by the board of directors. More specifically, it is anticipated that officers and directors will receive an annual salary. When determining the timing of salary payment, if any, in addition to the four factors listed above, the primary consideration will be the financial performance of the company. Generating minimal revenue would not be sufficient to justify payment of any salary. Payment of salary may be made only if such payment does not significantly affect the company's financial ability to continue operations and implement operational plans. We would expect that Mr. Couvell's initial salary would be in the range of approximately $50,000 to $75,000 and that Mr. McDougall's initial salary (P.31) would be in the range of approximately $50,000 to $75,000. Note, however, that these are initial salary estimates and that actual initial salaries will be determined based upon the four factors listed above in this paragraph. Payment of salaries is by no means guaranteed. Although we expect our officers and directors to receive compensation in the future, the board of directors will retain discretion to determine if and when any salaries will in fact be paid. The primary consideration when determining the timing of salary payment, if any, will be financial performance of the company. At this time, we do not anticipate awarding stock options. Depending on financial performance of the company, we expect that a monetary bonus may be given to officers and directors, such bonus not expected to exceed 10% to 20% of annual salary.





















































(P.32)                  GREEN IRONS HOLDINGS CORPORATION
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                April 30, 2006
























































(P.33)    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Green Irons Holdings Corp.
Buffalo, New York

We have audited the accompanying balance sheet of Green Irons Holdings Corporation as of April 30,2006, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on March 29, 2006, through April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Irons Holdings Corporation as of April 30, 2006, and the results of its operations and its cash flows for the period from inception on March 29, 2006, through April 30, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a loss from operations since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ HJ & Associates, LLC
Salt Lake City, Utah
May 31, 2006















(P.34)                  GREEN IRONS HOLDINGS CORPORATION
                         (A Development Stage Company)
                                  Balance Sheet
                                 April 30, 2006


ASSETS

CURRENT ASSETS

  Cash                                                             $    494
  Prepaid Expenses                                                   10,151
                                                                   --------

  Total Current Assets                                               10,645
                                                                   --------
  TOTAL ASSETS                                                     $ 10,645
                                                                   ========
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

  Related party loan payable                                       $ 12,185
                                                                   --------

  Total Current Liabilities                                          12,185
                                                                   --------
  TOTAL LIABILITIES                                                  12,185
                                                                   --------
STOCKHOLDERS' DEFICIT

  Common Stock, $0.001 par value, authorized 100,000,000 shares;
  5,000,000 shares issued and outstanding                             5,000
  Additional paid in capital (deficit)                               (4,500)
  Deficit accumulated during the development stage                   (2,040)
                                                                   --------

  Total Stockholders' Deficit                                        (1,540)
                                                                   --------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $ 10,645
                                                                   ========











The accompanying notes are an integral part of these financial statements.










(P.35)                  GREEN IRONS HOLDINGS CORPORATION
                         (A Development Stage Company)
                            Statement of Operations
                    For the Period March 29, 2006, (Inception)
                            through April 30, 2006


REVENUES                                                           $      -
                                                                   --------

OPERATING EXPENSES

  General and administrative                                          1,201
  Legal Fees                                                            833
  Bank service charges                                                    6
                                                                   --------

  Total Operating Expenses                                            2,040
                                                                   --------

OPERATING (LOSS)                                                     (2,040)
                                                                   --------

LOSS BEFORE INCOME TAX EXPENSE                                       (2,040)

  Income tax expense                                                      -
                                                                   --------

NET LOSS                                                           $ (2,040)
                                                                   ========
BASIC AND FULLY DILUTED (LOSS) PER SHARE                           $ ( 0.00)
                                                                   ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                       438,356
                                                                   ========

















The accompanying notes are an integral part of these financial statements.






(P.36)                  GREEN IRONS HOLDINGS CORPORATION
                         (A Development Stage Company)
                       Statement of Stockholders' Deficit
                   For the Period March 29, 2006, (Inception)
                           through April 30, 2006



                   Common Stock      Additional Paid-In    Deficit Accumulated
             Shares         Amount   Capital               During the
                                                           Development Stage

            --------       --------  ------------------    -------------------

Balance,
March 29,
2006              -        $     -   $          -          $               -

Common Stock
issued for cash
at $0.0001
on March 29,
2006         5,000,000        5,000           (4,500)                      -

Net loss for
the period
ended
April 30, 2006  -               -                   -                 (2,040)

            --------       --------  -----------------   ---------------------

Balance
April 30,
2006         5,000,000      $ 5,000    $      (4,500)      $          (2,040)
             =========      =======    =============       =================

















The accompanying notes are an integral part of these financial statements.







(P.37)                  GREEN IRONS HOLDINGS CORPORATION
                         (A Development Stage Company)
                            Statement of Cash Flows
                     For the Period March 29, 2006, (Inception)
                             through April 30, 2006


CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                         $   (2,040)
  Adjustments to reconcile net loss to net cash used in operating activities:

  Depreciation                                                              -

  Changes in operating assets and liabilities:

  (Increase) in prepaid expenses                                      (10,151)
                                                                   ----------

  Net Cash (Used in) Operating Activities                             (12,191)
                                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITIES

  Net Cash Used by Investing Activities                                     -
                                                                   ----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock                                 500
  Proceeds from related party loan                                    12,185
                                                                   __________
  Net Cash Provided by Financing Activities                           12,685
                                                                   ----------
NET INCREASE (DECREASE) IN CASH                                          494

CASH AT BEGINNING OF YEAR                                                  -
                                                                   ----------
CASH AT END OF YEAR                                                $     494
                                                                   ==========
NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Cash Paid For:

  Interest                                                         $       -
  Income taxes                                                     $       -








The accompanying notes are an integral part of these financial statements.







(P.38)                  GREEN IRONS HOLDINGS CORPORATION
                         (A Development Stage Company)
                        Notes to the Financial Statements
                                April 30, 2006


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The company was incorporated in Nevada on March 29, 2006, for the purpose of providing golf consulting services, and manufacturing golf instructional material and equipment.

The Company is in the development stage and has elected April 30 as its fiscal year end.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purpose of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided. The Company did not have any revenue during 2005 fiscal year.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and law that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences (P.39) between the reported amounts of assets and liabilites and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components
as of April 30, 2006:                                            2006
                                                              ---------

  Deferred tax assets:

  NOL Carryover                                               $    800

  Deferred tax liabilities                                           -

  Valuation Allowance                                             (800)
                                                              ---------

  Net deferred tax asset                                      $      -
                                                              =========
The income tax provision differs from the amount of the income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the year ended April 30, 2006 due to the following:

                                                                 2006
                                                              ----------

  Book income                                                 $   (800)
  Stock for Services/Options Expense                               800
                                                              ----------
                                                              $      -
                                                              ==========
At April 30, 2006, the Company had net operating loss carryforwards of approximately $2,000 that may be offset against future taxable income from the year 2006 through 2026. No tax benefit has been reported in the April 30, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Foreign Currency Translation

The Company is based in Canada although it is incorporated in Nevada. Since inception, all transactions have been in U.S. dollars, although that will change when operating activities commence. An account, Other Comprehensive Income, will be added to Stockholders' Deficit that will represent changes in the value of the Canadian dollar relative to the U.S. dollar. As of each balance sheet date, the Canadian operations will translate its assets and liabilities into U.S. dollars at the exchange rate in effect on that date. There are no hedging contracts. Revenues and expenses during each period will be translated at the average exchange rates of those periods. Equity accounts are translated at historical amounts. Translation adjustments are deferred in the equity account, Other Comprehensive Income (Loss), a separate component of Stockholders' Equity.

(P.40) Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2. GOING CONCERN

As set forth on the Company's balance sheet, its assets total $494. These funds represent a partial amount paid by the Company's officers/directors for their common shares (a total of $500 was paid for such shares). This amount does not provide adequate working capital for the Company to successfully operate its business and to service its debt. Expenses incurred to the date of this prospectus are being recorded on the Company's books as they occur. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional loans from Mr. Couvell and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

3. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On March 29, 2006, officers-directors acquired all of the Company's outstanding capital stock, being 5,000,000 common shares, at a price of $0.001 per share. Officers-directors have made demand loans to the Company of $12,185. The Company neither owns nor leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

4. SUBSEQUENT EVENTS

On May 23, 2006, corporate officer and director Andrew Couvell transferred 2,500,000 common shares to corporate officer and director Sandy McDougall for $250 consideration. On August 9, 2006, corporate officer Andrew Couvell transferred 2,500,000 common shares to corporate officer and director Sandy McDougall for $250 consideration.


PROSPECTUS DELIVERY LEGEND. Until December 20, 2006, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(P.41) (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its eqivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sebsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of (P.42) directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrant's Articles of Incorporation limit liability of its officers and directors to the full extent permitted by the Nevada Business Corporation Act.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

Amount

SEC Registration fee (1)                                 $     21.40
Printing and shipping expenses                           $  1,000.00
Accounting fees and expenses                             $  3,000.00
Legal Fees (1)                                           $ 20,000.00
Transfer and Miscellaneous expenses                      $    978.60

Total:                                                   $ 25,000.00

(1) All expenses, except SEC registration fee and legal fees, are estimated.

(P.43) RECENT SALES OF UNREGISTERED SECURITIES

     On March 29, 2006, 5,000,000 restricted common shares were issued to our President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, Andrew Couvell, in exchange for consideration of $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On May 23, 2006, 2,500,000 restricted common shares were transferred from Andrew Couvell and issued to our Secretary, Treasurer, and Director, Sandy McDougall, in exchange for consideration of $250. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.
No general solicitation was made in connection with the offer or sale of these securities.

     On August 9, 2006, 2,500,000 restricted common shares were transferred from Andrew Couvell and issued to our Secretary, Treaasurer, and Director, Sandy McDougall, in exchange for consideration of $250. The shares were issued without registration under the Securities Act of 1933 in reliance on an] exemption from registration provided by Section 4(2) of the Securities Act.
No general solicitation was made in connection with the offer or sale of these securities.

EXHIBIT INDEX

SEC Reference  Exhibit No.   Document                         Location

3              3.01          Articles of Incorporation        Attached
3              3.02          Certificate of Amendment to
                             Articles of Incorporation        Attached
3              3.03          By-Laws                          Attached
5              5.01          Opinion and Consent of Counsel   Attached
23            23.01          Consent of Auditor               Attached
99            99.01          Subscription Agreement           Attached


UNDERTAKINGS

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act (P.44) and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

    (a) Include any prospectus required by section 10(a)(3) of the Securities
        Act;

    (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(D) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.


(P.45) SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing an Form SB-2/A Registration Statement to be signed on its behalf by the undersigned on September 21, 2006.



GREEN IRONS HOLDINGS CORP.


By:

/s/ Andrew Couvell
Andrew Couvell
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer

By:

/s/ Sandy McDougall
Sandy McDougall
Secretary, Treasurer, and a member
of the Board of Directors